Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Carolina Bank Holdings, Inc. and Subsidiary

We consent to the incorporation by reference in the Registration Statement (Nos. 333-60750, 333-105765, 333-146396 and 333-165152) on Form S-8 of Carolina Bank Holdings, Inc. and Subsidiary of our report dated March 25, 2013, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Carolina Bank Holdings, Inc. and Subsidiary as of and for the year ended December 31, 2012.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 25, 2013

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 22, 2012, relating to our audit of the consolidated balance sheet of Carolina Bank Holdings, Inc. and subsidiary (the “Company”) as of December 31, 2011, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended, in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012, and to the incorporation by reference of the report in the Registration Statements on Forms S-8 (Nos. 333-60750, 333-105765, 333-146396, 333-165152).

Raleigh, North Carolina

March 25, 2013